EXHIBIT 99.1

SeaSpine Announces Preliminary Results and Record Quarterly Revenue, Driven by U.S. Sales Channel

CARLSBAD, CA. (January 11, 2021) - SeaSpine Holdings Corporation (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, announced today preliminary financial results for the fourth quarter and full-year 2020, with U.S. revenues expected to reflect a growth range of 7% to 8%.

Preliminary and unaudited revenue for fourth quarter 2020 is expected to be in the range of $46.2 to $46.6 million, reflecting approximately 6% to 7% growth compared to the prior year period. Fourth quarter 2020 U.S. Spinal Implants revenue is expected to reflect growth within the 7% to 8% range and U.S. Orthobiologics revenue is expected to reflect growth within the 6% to 7% range. International revenue is expected to decrease 3% to approximately $4.3 million.

In the fourth quarter of 2020, total year-over-year revenue growth was tracking to exceed the 8% year-over-year revenue growth achieved in the third quarter of 2020. Specifically, October sales per day increased more than 17% over the prior year, with U.S. revenue growing more than 14% and the U.S. Spinal Implants and Orthobiologics portfolios both reflecting double digit growth. These trends continued until mid-November, when U.S. hospitals began to restrict or cancel elective surgeries due to the surge in COVID-19 cases. While U.S. revenue continued to grow year-over-year in both November and December, it did so at a lower rate.

Preliminary and unaudited full-year 2020 revenue is expected to be in the range of $154.1 to $154.5 million, reflecting a decline of approximately 3% compared to full-year 2019.

“We were pleased by our ability to generate record quarterly revenue and meaningful revenue growth in the fourth quarter, despite the larger impact of the pandemic on surgery volumes compared to the third quarter, and particularly as compared to the 21% growth we reported for the U.S. Spinal Implants portfolio in the fourth quarter of 2019,” said Keith Valentine, President and Chief Executive Officer. “Our consistent execution in launching new products, with five additions in the fourth quarter alone, as well as expanding our distribution network through more exclusive partnerships continues to drive revenue growth. I remain as confident and enthusiastic as ever in our position as a leader in surgical solutions for the treatment of spinal disorders by providing products and systems that are engineered for fusion. The entire SeaSpine organization remains focused on our mission to deliver cost effective spinal implants and orthobiologics procedural solutions to surgeons and hospitals to improve the quality of patient lives.”

Cash, cash equivalents and short-term investments at December 31, 2020 are expected to be approximately $77 million, and the Company had no outstanding debt under its credit facility.

2021 Financial Outlook
While SeaSpine has seen positive trends in its business, the Company remains mindful of the negative impacts of ongoing and potential future surges in COVID-19 cases on its business, both in the U.S. and abroad. Given the experience of 2020, and due to the uncertain scope and duration of the pandemic, the global resurgence of cases, and uncertain timing of any recovery and economic normalization, the Company cannot reliably estimate the impact of the pandemic on its operations or financial results and, as such, is not issuing financial guidance at this time.

About SeaSpine
SeaSpine (www.seaspine.com) is a global medical technology company focused on the design, development and commercialization of surgical solutions for the treatment of patients suffering from spinal disorders. SeaSpine has a comprehensive portfolio of orthobiologics and spinal implants solutions to meet the varying combinations of products that neurosurgeons and orthopedic spine surgeons need to perform fusion procedures on the lumbar, thoracic and cervical spine. SeaSpine’s orthobiologics products consist of a broad range of advanced and traditional bone graft substitutes that are designed to improve bone fusion rates following a wide range of orthopedic surgeries, including spine, hip, and extremities procedures. SeaSpine’s spinal implants portfolio consists of an extensive line of products to facilitate spinal fusion in degenerative, minimally invasive surgery (MIS), and complex spinal deformity procedures. Expertise in both orthobiologic sciences and spinal implants product development allows SeaSpine to offer its surgeon customers a differentiated portfolio and a complete solution to meet their fusion requirements. SeaSpine currently markets its products in the United States and in approximately 30 countries worldwide through a committed network of increasingly exclusive distribution partners.

Forward-Looking Statements
SeaSpine cautions you that statements in this news release that are not a description of historical facts are forward-looking statements that are based on the Company's current expectations and assumptions. Such forward-looking statements include, but are not limited to, statements relating to: the Company’s expectations regarding its financial results for the quarter and full-year ended December 31, 2020; the Company’s execution on launching new products; the Company’s ability to expand its distribution network through more exclusive partnerships; the Company’s confidence and enthusiasm and ability to position itself as a leader in surgical solutions for the treatment of spinal disorders by providing products and systems that are engineered for fusion; and the Company’s ability to remain focused on its mission to deliver cost effective spinal implants and orthobiologics procedural solutions. The preliminary financial results for fourth quarter and full-year ended December 31, 2020 in this news release are preliminary, are not a comprehensive statement of financial results for either period and are provided prior to completion of all internal and external review and audit procedures and therefore are subject to adjustment. Among the factors that could cause or contribute to material differences between the Company’s actual results and the expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: changes to the Company’s financial results for the quarter and full-year ended December 31, 2020 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time its financial statements for such periods are finalized and publicly released; the extent of the impact of the COVID-19 pandemic on the Company's business and the economy, including the duration of elective surgery deferrals and the desire of patients and surgeons to perform elective surgeries once the pandemic has subsided and/or governmental orders no longer prohibit or recommend against performing elective surgeries; surgeons’ willingness to continue to use the Company’s existing products and to adopt its newly launched products; the ability of newly launched products to perform as designed and intended and to meet the needs of surgeons and patients; the Company’s ability to attract new, high-quality distributors, whether as a result of perceived deficiencies, or gaps, in the Company’s existing product portfolio, inability to reach agreement on financial or other contractual terms, or otherwise, as well as disruption associated with restrictive covenants to which distributors are subject and potential litigation and expense associated therewith; continued pricing pressure, whether as a result of consolidation in hospital systems, competitors or others, as well as exclusion from major healthcare systems; the risk of supply shortages and the associated, potentially long-term disruption to product sales, including as a result of the Company’s dependence on PcoMed to supply products incorporating NanoMetalene technology and a limited number of third-party suppliers for other components and raw materials, or otherwise; unexpected expense and delay, including as a result of litigation or as a result of developing and supporting the launch of new products, the fact that newly launched products may require substantial additional development activities, which could introduce further expense and delay, or as a result of obtaining regulatory clearances; general economic and business conditions in the markets in which the Company does business, both in the U.S. and abroad; and other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. SeaSpine does not intend to revise or update any forward-looking statement set forth in this news release to reflect events or circumstances arising after the date hereof, except as may be required by law.

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Investor Relations Contact
Leigh Salvo
(415) 937-5402
ir@seaspine.com